Exhibit 99.1

News Release

Investor Contact:
Paul Scoff
+1 800.225.1560
investorrelations@spragueenergy.com

Sprague Resources LP Reports Second Quarter 2019 Results

Portsmouth, NH (August 7, 2019) - Sprague Resources LP (“Sprague”) (NYSE: SRLP) today reported its financial results for the second quarter ended June 30, 2019.
Second Quarter 2019 Highlights
•Net sales were $662.0 million for the second quarter of 2019, compared to net sales of $741.7 million for the second quarter of 2018.
•GAAP net loss was $4.8 million for the second quarter of 2019, compared to net loss of $13.2 million for the second quarter of 2018.
•Adjusted gross margin* was $48.3 million for the second quarter of 2019, compared to adjusted gross margin of $49.7 million for the second quarter of 2018.
•Adjusted EBITDA* was $9.7 million for the second quarter of 2019, compared to adjusted EBITDA of $9.3 million for the second quarter of 2018.
"The seasonal nature of our business generates lower results in the second and third quarters, but each of our three Commercial businesses performed in line with our expectations," said David Glendon, President and Chief Executive Officer.

Refined Products
•Volumes in the Refined Products segment decreased 8% to 279.6 million gallons in the second quarter of 2019, compared to 304.2 million gallons in the second quarter of 2018.
•Adjusted gross margin in the Refined Products segment decreased $1.0 million, or 4%, to $27.6 million in the second quarter of 2019, compared to $28.7 million in the second quarter of 2018.
“Decreases in Refined Products volumes were driven by a much warmer April than the previous year, though higher adjusted unit margins partially offset the decline," stated Mr. Glendon.

Natural Gas
•Natural Gas segment volumes increased 5% to 12.9 million Bcf in the second quarter of 2019, compared to 12.3 million Bcf in the second quarter of 2018.
•Natural Gas adjusted gross margin decreased $0.4 million, or 8%, to $4.6 million for the second quarter of 2019, compared to $5.1 million for the second quarter of 2018.
"Natural Gas results saw higher pipeline capacity costs and limited optimization opportunities, particularly given April's warmer weather, " added Mr. Glendon.
Materials Handling
•Materials Handling adjusted gross margin increased by $0.1 million, to $14.3 million for the second quarter of 2019, compared to $14.3 million for the second quarter of 2018.

         * Please refer to Reconciliation of Net Income (Loss) to Non-GAAP Measures

"Materials Handling results benefited from the timing of bulk deliveries, offset by reductions in heavy lift activity."
2019 Guidance
Assuming normal weather and market structure conditions, we expect to achieve the following:
•Adjusted EBITDA is expected to be in the range of $105 million to $125 million.
•Sprague expects to maintain the 2019 quarterly distributions at the current distribution level of $0.6675 per unit.
Quarterly Distribution
On July 25, 2019, the Board of Directors of Sprague’s general partner, Sprague Resources GP LLC, announced a cash distribution of $0.6675 per unit for the quarter ended June 30, 2019, consistent with the distribution declared for the quarter ended June 30, 2018. The distribution will be paid on August 12, 2019, to unitholders of record as of the close of business on August 5, 2019.
Financial Results Conference Call
Management will review Sprague’s second quarter 2019 financial results in a teleconference call for analysts and investors today, August 7, 2019.
Date and Time:        August 7, 2019 at 1:00 PM ET
Dial-in Numbers:    (866) 516-2130 (U.S. and Canada)
(678) 509-7612 (International)
Participation Code:    2392818
The conference call may also be accessed live by a webcast available on the "Investor Relations - Calendar of Events" page of Sprague's website at www.spragueenergy.com and will be archived on the website for one year. Certain non-GAAP financial information included in the earnings call will we available at the time of the call on the "Investor Relations - Featured Documents" section of Sprague's website.
About Sprague Resources LP
Sprague Resources LP is a master limited partnership engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. Sprague also provides storage and handling services for a broad range of materials.
*Non-GAAP Financial Measures
EBITDA, adjusted EBITDA and adjusted gross margin are measures not defined by GAAP. Sprague defines EBITDA as net income (loss) before interest, income taxes, depreciation and amortization.
We define adjusted EBITDA as EBITDA increased for unrealized hedging losses and decreased by unrealized hedging gains (in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts), changes in fair value of contingent consideration, adjusted for the impact of acquisition related expenses, and when applicable, adjusted for the net impact of retroactive legislation that reinstates an excise tax credit program available for certain of our biofuel blending activities that had previously expired.
We define adjusted gross margin as net sales less cost of products sold (exclusive of depreciation and amortization) decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts. Adjusted gross margin has no impact on reported volumes or net sales.
To manage Sprague's underlying performance, including its physical and derivative positions, management utilizes adjusted gross margin. Adjusted gross margin is also used by external users of our consolidated financial statements to assess our economic results of operations and its commodity market value reporting to lenders. EBITDA and adjusted EBITDA are used as supplemental financial measures by external users of our financial statements, such as investors, trade suppliers, research analysts and commercial banks to assess the financial performance of our assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate sufficient revenue, that when rendered to cash, will be available to pay interest on our indebtedness and make distributions to our equity holders; repeatable operating performance that is not distorted by non-recurring items or market volatility; and, the viability of acquisitions and capital expenditure projects.
Sprague believes that investors benefit from having access to the same financial measures that are used by its management and that these measures are useful to investors because they aid in comparing its operating performance with that of other companies with similar operations. The adjusted EBITDA and adjusted gross margin data presented by Sprague may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of net income to adjusted EBITDA and operating income to adjusted gross margin.
With regard to guidance, reconciliation of non-GAAP adjusted EBITDA to the closest corresponding GAAP measure (expected net income (loss)) is not available without unreasonable efforts on a forward-looking basis due to the inherent difficulty and impracticality of forecasting certain amounts required by GAAP such as unrealized gains and losses on derivative hedges, which can have a significant and potentially unpredictable impact on our future GAAP financial results.
Cautionary Statement Regarding Forward Looking Statements
Any statements in this press release about future expectations, plans and prospects for Sprague Resources LP or about Sprague Resources LP’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements.  These forward-looking statements involve risks and uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Although Sprague believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and involve risks that may affect our business prospects and performance causing actual results to differ from those discussed in the foregoing release.  Such risks and uncertainties include, by way of example and not of limitation: increased competition for our products or services; adverse weather conditions; changes in supply or demand for our products or services; nonperformance by major customers or suppliers; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction and unexpected capital expenditures; our ability to complete organic growth and acquisition projects; our ability to integrate acquired assets; potential labor issues; the legislative or regulatory environment; terminal construction/repair delays; political and economic conditions; and, the impact of security risks including terrorism, international hostilities and cyber-risk. These are not all of the important factors that could cause actual results to differ materially from those expressed in forward looking statements.  Other applicable risks and uncertainties have been described more fully in Sprague’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 14, 2019 and in the Partnership's subsequent Form 10-Q, Form 8-K and other documents filed with the SEC. Sprague undertakes no obligation and does not intend to update any forward-looking statements to reflect new information or future events.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
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(Financial Tables Below)

Sprague Resources LP
Summary Financial Data
Three and Six Months Ended June 30, 2019 and 2018

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)		($ in thousands)
Income Statements Data:
Net sales	$662,018	$741,656	$1,920,326	$2,072,804
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	608,660	696,673	1,767,772	1,880,655
Operating expenses	21,075	22,281	44,864	45,490
Selling, general and administrative	17,827	18,562	38,739	46,426
Depreciation and amortization	8,408	8,378	16,797	16,803
Total operating costs and expenses	655,970	745,894	1,868,172	1,989,374
Operating income (loss)	6,048	(4,238)	52,154	83,430
Other Income	128	—	128	—
Interest income	140	169	326	281
Interest expense	(10,038)	(9,412)	(21,997)	(19,296)
(Loss) income before income taxes	(3,722)	(13,481)	30,611	64,415
Income tax (provision) benefit	(1,056)	286	(1,469)	(2,689)
Net (loss) income	(4,778)	(13,195)	29,142	61,726
Incentive distributions declared	(2,055)	(2,055)	(4,110)	(3,769)
Limited partners' interest in net (loss) income	$(6,833)	$(15,250)	$25,032	$57,957
Net (loss) income per limited partner unit:
Common - basic	$(0.30)	$(0.67)	$1.10	$2.55
Common - diluted	$(0.30)	$(0.67)	$1.10	$2.54
Units used to compute net income per limited partner unit:
Common - basic	22,733,977	22,727,284	22,733,977	22,726,320
Common - diluted	22,733,977	22,727,284	22,754,556	22,784,336
Distribution declared per unit	$0.6675	$0.6675	$1.3350	$1.3200

Sprague Resources LP
Volume, Net Sales and Adjusted Gross Margin by Segment
Three and Six Months Ended June 30, 2019 and 2018

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ and volumes in thousands)
Volumes:
Refined products (gallons)	279,562	304,248	829,054	880,488
Natural gas (MMBtus)	12,929	12,325	32,733	32,582
Materials handling (short tons)	523	577	1,445	1,370
Materials handling (gallons)	144,687	127,638	250,910	197,610
Net Sales:
Refined products	$584,313	$664,025	$1,704,436	$1,844,885
Natural gas	58,108	58,428	172,275	188,355
Materials handling	14,313	14,218	30,794	27,366
Other operations	5,284	4,985	12,821	12,198
Total net sales	$662,018	$741,656	$1,920,326	$2,072,804
Reconciliation of Operating Income (Loss) to Adjusted Gross Margin:
Operating income (loss)	$6,048	$(4,238)	$52,154	$83,430
Operating costs and expenses not allocated to operating segments:
Operating expenses	21,075	22,281	44,864	45,490
Selling, general and administrative	17,827	18,562	38,739	46,426
Depreciation and amortization	8,408	8,378	16,797	16,803
Add/(deduct):
Change in unrealized gain on inventory	364	971	4,598	(22,590)
Change in unrealized value on natural gas transportation contracts	(5,446)	3,716	(13,434)	(10,352)
Total adjusted gross margin:	$48,276	$49,670	$143,718	$159,207
Adjusted Gross Margin:
Refined products	$27,646	$28,671	$72,384	$85,006
Natural gas	4,647	5,055	36,968	43,003
Materials handling	14,334	14,269	30,785	27,417
Other operations	1,649	1,675	3,581	3,781
Total adjusted gross margin	$48,276	$49,670	$143,718	$159,207

Sprague Resources LP
Reconciliation of Net Income to Non-GAAP Measures
Three and Six Months Ended June 30, 2019 and 2018

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)
Reconciliation of net income to EBITDA, Adjusted EBITDA and Distributable Cash Flow:
Net (loss) income	$(4,778)	$(13,195)	$29,142	$61,726
Add/(deduct):
Interest expense, net	9,898	9,243	21,671	19,015
Tax provision	1,056	(286)	1,469	2,689
Depreciation and amortization	8,408	8,378	16,797	16,803
EBITDA	$14,584	$4,140	$69,079	$100,233
Add/(deduct):
Change in unrealized gain on inventory	364	971	4,598	(22,590)
Change in unrealized value on natural gas transportation contracts	(5,446)	3,716	(13,434)	(10,352)
Biofuel tax credit	—	—	—	(4,022)
Acquisition related expenses (1)	2	252	9	695
Other adjustments (2)	174	197	346	391
Adjusted EBITDA	$9,678	$9,276	$60,598	$64,355
Add/(deduct):
Cash interest expense, net	(8,588)	(7,908)	(19,040)	(16,341)
Cash taxes	(1,726)	308	(1,115)	(2,061)
Maintenance capital expenditures	(2,028)	(3,473)	(3,495)	(5,735)
Elimination of expense relating to incentive compensation and directors fees expected to be paid in common units	140	(594)	(57)	244
Other	(128)	—	(128)	304
Distributable cash flow	$(2,652)	$(2,391)	$36,763	$40,766

(1)
We incur expenses in connection with acquisitions and given the nature, variability of amounts, and the fact that these expenses would not have otherwise been incurred as part of our continuing operations, adjusted EBITDA excludes the impact of acquisition related expenses.

(2)	Represents the change in fair value of contingent consideration related to the 2017 Coen Energy acquisition and other expense.